As filed with the Securities and Exchange Commission on December 12, 2012

Registration No.  333-35229-98
______________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________

POST-EFFECTIVE AMENDMENT NO. 3
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________________________

INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)
______________________________________________

Ireland	98-0626632
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
170/175 Lakeview Dr. Airside Business Park Swords, Co. Dublin Ireland
(Address of Principal Executive Offices, Zip Code)
______________________________________________

Incentive Stock Plan of 1990 of Ingersoll-Rand Company Limited
(Full title of the plan)
 ______________________________________________

Robert L. Katz
Senior Vice President and General Counsel
c/o Ingersoll-Rand Company
800 Beaty-E Street
Davidson, North Carolina 28036
(Name and address of agent for service)

(704) 655-4000
(Telephone number, including area code, of agent for service)
______________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 relates to the Registration Statement of Ingersoll-Rand plc (the “Company”), successor to Ingersoll-Rand Company Limited and Ingersoll-Rand Company, on Form S-8 (File No. 033-35229) filed on June 11, 1990, Post-Effective Amendment No-1 (File No. 333-35229-99) filed on January 2, 2002, and Post-Effective Amendment No-2 (File No. 333-35229-98) filed on July 1, 2009 (collectively, the “Registration Statement”), which registered 18,000,000 shares of Company stock (adjusted for stock splits), to be offered pursuant to the Incentive Stock Plan of 1990 of Ingersoll-Rand Company Limited (the “Plan”).

The Company hereby terminates the effectiveness of the Registration Statement and, in accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all shares of Company stock registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davidson, State of North Carolina, on the 12th day of December, 2012.

Ingersoll-Rand Public Limited Company

By: /s/ Michael W. Lamach
(Michael W. Lamach)
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities listed on the 12th day of December, 2012.

	Signature	Title

	/s/ Michael W. Lamach	Chairman, Chief Executive Officer and Director
	(Michael W. Lamach)	(Principal Executive Officer)

	/s/ Steven R. Shawley	Senior Vice President and Chief Financial Officer
	(Steven R. Shawley)	(Principal Financial Officer)

	*	Vice President and Controller
	(Richard J. Weller)	(Principal Accounting Officer)

*
	(Ann C. Berzin)	Director

	(John Bruton)	Director

*
	(Jared L. Cohon)	Director

*
	(Gary D. Forsee)	Director

*
	(Peter C. Godsoe)	Director

*
	(Edward E. Hagenlocker)	Director

*
	(Constance Horner)	Director

*
	(Theodore E. Martin)	Director

	(Nelson Peltz)	Director

*
	(Richard J. Swift)	Director

*
	(Tony L. White)	Director

By:	/s/ Steven R. Shawley
(Steven R. Shawley)
Attorney-in-Fact